EXHIBIT 23 (a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Delphi Corporation on Form S-8 of our report dated January 16, 2003, appearing in the Annual Report on Form 10-K of Delphi Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 18, 2003